SEACOAST REPORTS FIRST QUARTER 2026 RESULTS
Annualized Organic Deposit Growth of 7%
Net Interest Margin Grew 17 Basis Points Quarter over Quarter to 3.83%

STUART, Fla., April 28, 2026 /BUSINESS WIRE/ -- Seacoast Banking Corporation of Florida ("Seacoast" or the "Company") (NASDAQ: SBCF) today reported unaudited results of operations and other financial information for the first quarter of 2026.
First Quarter 2026 Highlights
•Net income of $31.9 million included a $39.5 million loss from a strategic repositioning of available-for-sale securities executed in January 2026. This action involved selling approximately $277.0 million in low-yielding securities and reinvesting the proceeds into higher-yielding positions, providing higher interest income going forward. This contributed to a 24 basis point increase in yield on securities during the quarter.
•Adjusted net income1 of $67.8 million, or $0.62 per share, increased 42% from the prior quarter and 111% from the prior year quarter.
•Organic deposit growth of 7% annualized, including growth in noninterest-bearing deposits of 29% annualized. The cost of deposits declined 13 basis points to 1.54%.
•Net interest margin grew 17 basis points to 3.83%. Excluding accretion on acquired loans, net interest margin expanded 13 basis points to 3.57%.
•Repurchased 317,628 shares of common stock during the quarter, taking advantage of constructive market conditions and leveraging our strong capital position.
•Continued improvement in profitability metrics. Return on average assets and return on average tangible shareholders' equity were 0.62% and 8.51%, respectively. Adjusted return on average assets1 was 1.31% and adjusted return on average tangible shareholders' equity1 was 16.26%, compared to 0.89% and 11.96%, respectively, in the prior quarter.

Charles M. Shaffer, Seacoast's Chairman and CEO, said, “Our strategy to improve shareholder returns and deliver on our 2026 guidance remains on track. With excellent asset quality, a fortress balance sheet, meaningful capital flexibility, and the Villages Bancorporation, Inc. conversion approaching this summer, we are well positioned to unlock the full earnings power of the combined franchise. As we enter Seacoast’s 100th year, our strong first quarter results reaffirm our disciplined approach to growth, prudent balance sheet management, and continued focus on building franchise value and growing earnings over time.”

Shaffer added, “I am extremely proud of our associates and their commitment to our customers and communities. We continue to grow our customer base across all our markets while executing on important product and technology initiatives that will enhance the client experience. Seacoast will exit 2026 stronger, more competitive, and well positioned to deliver sustainable long‑term shareholder value.”

Financial Results
Income Statement
•Net revenues were $163.9 million in the first quarter of 2026, including a $39.5 million loss from the securities repositioning. Adjusted net revenues1 were $205.1 million in the first quarter of 2026, an increase of $0.3 million compared to the prior quarter, and an increase of $64.2 million, or 46%, compared to the prior year quarter.
•Net interest income totaled $176.5 million in the first quarter of 2026, an increase of $1.8 million, or 1%, compared to the prior quarter, and an increase of $58.0 million, or 49%, compared to the first quarter of 2025. The increase compared to the prior quarter represents higher yields on the securities portfolio and lower deposit costs, partially offset by lower average invested cash balances. Securities income increased $3.4 million, or 6%, from the prior quarter, benefiting from the securities repositioning. Interest income on loans declined compared to the prior quarter by $1.7 million, with lower yields partially offset by higher purchase accounting accretion. Accretion on acquired loans was $12.1 million in the first quarter of 2026 compared to $10.6 million in the fourth quarter of 2025. Interest expense on deposits decreased $5.4 million, or 11%, compared to the prior quarter. Changes compared to the prior year quarter were largely the result of higher balances resulting from bank acquisitions in 2025.
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

•Net interest margin increased 17 basis points to 3.83% in the first quarter of 2026 compared to 3.66% in the fourth quarter of 2025, and increased 35 basis points compared to 3.48% in the first quarter of 2025. Excluding the effects of accretion on acquired loans, net interest margin expanded 13 basis points to 3.57% in the first quarter of 2026 compared to 3.44% in the fourth quarter of 2025, and increased 33 basis points compared to 3.24% in the first quarter of 2025. Loan yields were 5.96%, a decline of six basis points from the prior quarter, and an increase of six basis points from the prior year quarter. Securities yields increased to 4.37%, up 24 basis points from the prior quarter and up 49 basis points from the prior year quarter. The cost of deposits declined 13 basis points to 1.54% in the first quarter of 2026 compared to 1.67% in the prior quarter, and declined 39 basis points compared to 1.93% in the first quarter of 2025. The cost of funds declined nine basis points to 1.71% compared to the prior quarter, and declined 34 basis points compared to the prior year quarter.
•The provision for credit losses was $0.8 million in the first quarter of 2026. In the fourth quarter of 2025, the acquisition of Villages Bancorporation, Inc. (“VBI”) resulted in an initial loan loss provision of $22.7 million. Allowance coverage of 1.39% at March 31, 2026 was lower by three basis points compared to December 31, 2025.
•Noninterest income was a net loss of $12.6 million in the first quarter of 2026 and included securities losses of $39.5 million from the repositioning of a portion of the available-for-sale securities portfolio. Adjusted noninterest income1 of $26.9 million decreased $1.6 million, or 6%, compared to the prior quarter, and increased $4.9 million, or 22%, from the prior year quarter. Changes included:
•Service charges on deposits totaled $6.9 million, an increase of $0.4 million, or 7%, from the prior quarter resulting from growth in customer relationships. The increase of $1.7 million, or 33%, from the prior year quarter is primarily attributable to bank acquisitions in 2025 and growth in customer relationships.
•Wealth management income totaled $5.8 million, an increase of $0.2 million, or 4%, from the prior quarter and an increase of $1.5 million, or 36%, from the prior year quarter. Assets under management have grown 33% year-over-year. The wealth management division has continued to deliver significant growth, adding $125 million in new organic assets under management in the first quarter of 2026, partially offset by financial market volatility.
•Mortgage banking income totaled $2.2 million, a decrease of $0.9 million, or 30%, from the prior quarter, largely the result of volatility associated with the value of mortgage servicing rights acquired from VBI, which contributed $0.6 million to the decrease. Underlying mortgage volumes and pipelines remain strong.
•Insurance agency income totaled $1.8 million, an increase of $0.6 million, or 50%, from the prior quarter and an increase of $0.2 million, or 10%, from the prior year quarter. The increase from the prior quarter reflects typical seasonal contingency payments collected annually.
•Other income totaled $5.6 million, a decrease of $1.5 million, or 21%, compared to the prior quarter and a decrease of $0.7 million, or 11%, from the prior year quarter. The decreases primarily reflect lower gains on SBIC investments.
•Noninterest expense was $122.2 million in the first quarter of 2026, a decrease of $8.4 million, or 6%, compared to the prior quarter, and an increase of $31.6 million, or 35%, compared to the prior year quarter. In the first quarter of 2026, merger and integration costs totaled $8.5 million, compared to $18.1 million in the prior quarter and $1.1 million in the prior year quarter. Results in the first quarter of 2026 also included:
•Salaries and employee benefits totaled $62.6 million, an increase of $0.2 million, from the prior quarter and an increase of $11.5 million, or 23%, from the prior year quarter. The year over year increase reflects continued expansion of the footprint, including through bank acquisitions.
•Outsourced data processing costs totaled $12.0 million, an increase of $0.7 million, or 7%, from the prior quarter and an increase of $3.5 million, or 41%, from the prior year quarter. The increases reflect higher transaction volume and growth in customers, including from bank acquisitions.
•Occupancy costs totaled $9.2 million, a decrease of $0.1 million, or 1%, compared to the prior quarter and an increase of $1.9 million, or 26%, from the prior year quarter. The year over year increase is primarily the result of growth in the Company’s footprint, including through bank acquisitions.
•Legal and professional fees totaled $3.2 million, an increase of $1.1 million, or 51%, compared to the prior quarter and an increase of $0.4 million, or 16%, from the prior year quarter. The increases are largely associated with the timing of various projects.
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

•Amortization of intangibles totaled $10.1 million, a decrease of $0.3 million, or 3%, from the prior quarter and an increase of $4.8 million, or 90%, from the prior year quarter. The increase from the prior year quarter reflects the addition of core deposit intangible assets from bank acquisitions in 2025.
•Other expense totaled $6.8 million, a decrease of $0.4 million, or 5%, compared to the prior quarter and a decrease of $0.3 million, or 4%, from the prior year quarter.
•The efficiency ratio improved to 59.47% in the first quarter of 2026, compared to 63.36% in the fourth quarter of 2025 and 64.05% in the first quarter of 2025. The adjusted efficiency ratio1 was 55.31% in the first quarter of 2026, compared to 54.50% in the fourth quarter of 2025 and 63.30% in the prior year quarter. The Company continues to remain keenly focused on disciplined expense control, while making investments for growth.
Balance Sheet
•At March 31, 2026, the Company had total assets of $21.1 billion and total shareholders’ equity of $2.7 billion. Book value per common share was $27.83 as of March 31, 2026, compared to $27.70 as of December 31, 2025, and $26.04 as of March 31, 2025. Tangible book value per share, treating all convertible preferred shares as common was $16.90 as of March 31, 2026, compared to $16.72 as of December 31, 2025, and $16.71 as of March 31, 2025.
•Debt securities totaled $5.6 billion as of March 31, 2026, a decrease of $105.3 million compared to December 31, 2025. Debt securities as of March 31, 2026 included approximately $5.1 billion in securities classified as available-for-sale and recorded at fair value. The unrealized loss on these securities is fully reflected in the value presented on the balance sheet. The portfolio also includes $576.2 million in securities classified as held-to-maturity with a fair value of $477.7 million.
With higher capital in the VBI acquisition and lower dilution than originally modeled, along with constructive market conditions, in January 2026 the Company repositioned a portion of its available-for-sale securities portfolio. Securities with an average book yield of 1.9% were sold, resulting in a pre-tax loss of approximately $39.5 million. The proceeds of approximately $277.0 million were reinvested in primarily agency mortgage-backed securities with an average taxable equivalent book yield of 4.8%.
•Loans increased $13.4 million during the first quarter of 2026, totaling $12.6 billion as of March 31, 2026, with strong production partially offset by higher payoffs. The Company continues to exercise a disciplined approach to lending and benefit from the investments made in recent years to attract talent from large regional and national banks across its markets. The commercial pipeline totaled $1.0 billion as of March 31, 2026, representing an increase of $97.1 million, or 10%, from the prior quarter and an increase of $140.9 million, or 16%, from the prior‑year quarter, driven by continued relationship‑based origination activity. Loan payoffs totaled $530.5 million during the first quarter of 2026, representing an increase of $289.4 million, or 120%, from $241.1 million in the prior year quarter.
•Total deposits were $16.6 billion as of March 31, 2026, an increase of $381.6 million or 9.5% annualized, when compared to December 31, 2025. Excluding brokered deposits, organic deposit growth was 7% annualized.
•Noninterest-bearing demand deposits totaled $4.2 billion at March 31, 2026, an increase of 29% annualized from $3.9 billion at December 31, 2025.
•The cost of deposits declined 13 basis points to 1.54% from 1.67% in the prior quarter.
•At March 31, 2026, customer transaction account balances represented 50% of total deposits. The Company continues to benefit from a granular deposit franchise, with the top ten depositors representing approximately 3% of total deposits.
•Consumer deposits represent 49% of overall deposit funding with an average consumer customer balance of $27 thousand. Commercial deposits represent 51% of overall deposit funding with an average business customer balance of $122 thousand.
•Uninsured deposits represented only 33% of overall deposit balances as of March 31, 2026. This includes public funds under the Florida Qualified Public Depository program, which provides loss protection to depositors beyond FDIC insurance limits. Excluding such balances, the uninsured and uncollateralized deposits were 32% of total deposits. The Company has liquidity sources including cash and lines of credit with the Federal Reserve and Federal Home Loan Bank that represent 180% of uninsured deposits, and 184% of uninsured and uncollateralized deposits.
•Federal Home Loan Bank borrowings averaged $847.2 million at 4.03% for the first quarter of 2026, compared to average borrowings of $623.8 million at 4.27% in the fourth quarter of 2025.
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

Asset Quality
•The ratio of criticized and classified loans to total loans was 2.82% at March 31, 2026, 2.82% at December 31, 2025, and 2.41% at March 31, 2025.
•Nonperforming loans were $95.0 million at March 31, 2026, an increase of $23.0 million, or 30%, from $76.3 million as of December 31, 2025. The increase in nonaccrual loans during the first quarter of 2026 reflects the movement of two commercial credits to nonaccrual status that have collateral values well in excess of balances outstanding, and therefore, no credit loss is expected.
•Accruing past due loans were $28.2 million, or 0.22% of total loans, at March 31, 2026, compared to $33.2 million, or 0.26% of total loans, at December 31, 2025, and $17.2 million, or 0.15% of total loans, at March 31, 2025.
•Net charge-offs were $3.3 million in the first quarter of 2026, or 11 basis points annualized, compared to $0.9 million in the fourth quarter of 2025 and $7.0 million in the first quarter of 2025.
•The ratio of ACL to total loans was 1.39% at March 31, 2026, a decline of three basis points, compared to 1.42% at December 31, 2025, and 1.34% at March 31, 2025.
•Portfolio diversification, in terms of asset mix, industry, and loan type, has been a critical element of the Company's lending strategy. Exposure across industries and collateral types is broadly distributed.
•Construction and land development and commercial real estate loans remain well below regulatory guidance as of March 31, 2026 at 35% and 224% of total bank-level risk-based capital2, respectively, compared to 34% and 227%, respectively, at December 31, 2025. On a consolidated basis and as of March 31, 2026, construction and land development and commercial real estate loans represent 33% and 211%, respectively, of total consolidated risk-based capital2.
Capital and Liquidity
•The Company continues to operate with a fortress balance sheet, with a Tier 1 capital ratio at March 31, 2026 of 14.6%2 compared to 14.5% at December 31, 2025, and 14.7% at March 31, 2025. The Total capital ratio was 16.0%2, the Common Equity Tier 1 capital ratio was 11.7%2, and the Tier 1 leverage ratio was 10.4%2 at March 31, 2026. The Company is considered “well capitalized” based on applicable U.S. regulatory capital ratio requirements.
•Tangible equity to tangible assets was 9.24% at March 31, 2026, compared to 9.31% at December 31, 2025, and 9.58% at March 31, 2025. If all held-to-maturity securities were adjusted to fair value, the tangible equity ratio would have been 8.90% at March 31, 2026.
•At March 31, 2026, the Company had $808.4 million in cash, which increased compared to December 31, 2025 due to higher loan payoffs and increased customer deposits late in the quarter. In addition to cash, the Company had $9.1 billion in available borrowing capacity, including $5.1 billion in available collateralized lines of credit, $3.7 billion of unpledged debt securities available as collateral for potential additional borrowings, and available unsecured lines of credit of $348.0 million. These liquidity sources as of March 31, 2026, represented 184% of uninsured and uncollateralized deposits.
•During the first quarter of 2026, the Company repurchased 317,628 shares of its common stock under its share repurchase program.
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.
2Estimated

OTHER INFORMATION
Conference Call Information
Seacoast will host a conference call on April 29, 2026, at 10:00 a.m. (Eastern Time) to discuss the first quarter of 2026 earnings results and business trends. Investors may call in (toll-free) by dialing (800) 715-9871 (Conference ID: 4307965). Charts will be used during the conference call and may be accessed at Seacoast’s website at www.SeacoastBanking.com by selecting “Presentations” under the heading “News/Events.” Additionally, a recording of the call will be made available to individuals shortly after the conference call and can be accessed via a link at www.SeacoastBanking.com under the heading “Corporate Information.” The recording will be available for one year.

About Seacoast Banking Corporation of Florida (NASDAQ: SBCF)
Seacoast Banking Corporation of Florida (NASDAQ: SBCF) is one of the largest community banks headquartered in Florida with approximately $21.1 billion in assets and $16.6 billion in deposits as of March 31, 2026. Seacoast provides integrated financial services including commercial and consumer banking, wealth management, and mortgage and insurance services to customers at 104 full-service branches across Florida and Georgia, and through advanced mobile and online banking solutions. Seacoast National Bank is the wholly-owned subsidiary bank of Seacoast Banking Corporation of Florida. 19 branches recently acquired in The Villages® community and in North Central Florida will operate under the name Citizens First Bank until Seacoast’s system conversion takes place in the third quarter of 2026. For more information about Seacoast, visit www.SeacoastBanking.com.

Cautionary Notice Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning, and protections, of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in the Company’s markets, and improvements or impacts to reported earnings that may be realized from cost controls, tax law changes, conversion of preferred shares into common shares, new initiatives and for integration of banks (including Villages Bancorporation, Inc.) that the Company has acquired, or expects to acquire, as well as statements with respect to Seacoast's objectives, strategic plans, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.
Forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates and intentions about future performance and involve known and unknown risks, uncertainties and other factors, which may be beyond the Company’s control, and which may cause the actual results, performance or achievements of Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”) or its wholly-owned banking subsidiary, Seacoast National Bank (“Seacoast Bank”), to be materially different from results, performance or achievements expressed or implied by such forward-looking statements. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
All statements other than statements of historical fact could be forward-looking statements. You can identify these forward-looking statements through the use of words such as "may", "will", "anticipate", "assume", "should", "support", "indicate", "would", "believe", "contemplate", "expect", "estimate", "continue", "further", "plan", "point to", "project", "could", "intend", "target" or other similar words and expressions of the future. Forward-looking statements also include statements relating to expectations regarding net interest income, net interest margin, loan growth, deposit growth and mix, credit quality, noninterest income and expense, capital levels and liquidity. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the impact of current and future economic and market conditions generally (including seasonality) and in the financial services industry, nationally and within Seacoast’s primary market areas, including the effects of continued inflationary pressures, changes in interest rates, tariffs or trade wars (including reduced consumer spending), slowdowns in economic growth, and the potential for high unemployment rates, as well as the financial stress on borrowers and changes to customer and client behavior and credit risk as a result of the foregoing; potential impacts of adverse developments in the banking industry, or as encountered by other financial institutions that adversely affect Seacoast, and including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto (including increases in the cost of our deposit insurance assessments), the Company's ability to effectively manage its liquidity risk and any growth plans, and the availability of capital and funding; governmental monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve, as well as risks related to legislative, tax and regulatory changes, including those that impact the money supply and inflation; the risks of continued changes in interest rates on the level and composition of deposits (as well as the cost of, and competition for, deposits), loan demand, liquidity and the values of loan collateral, securities, and interest rate sensitive assets and liabilities; interest rate risks (including the impacts of interest rates on macroeconomic conditions, and on our net interest income), sensitivities and the shape of the yield curve; changes in accounting policies, rules and practices; changes in retail distribution strategies, customer preferences and behavior generally and as a result of economic factors, including heightened or persistent inflation; changes in borrower credit risks and payment behaviors, and changes in the availability and cost of credit and capital in the financial markets; changes in the prices, values and sales volumes of residential and commercial real estate, especially as they relate to the value of collateral supporting the Company’s loans; the Company’s concentration in commercial real estate loans and in real estate collateral in Florida; Seacoast’s ability to comply with any regulatory requirements and the risk that the regulatory environment may not be conducive to or may prohibit or delay the consummation of future mergers and/or business combinations, may increase the length of time and amount of resources required to consummate such transactions, and may reduce the anticipated benefit; inaccuracies or other failures from the use of models, including the failure of assumptions and estimates (including with respect to our financial statements), as well as differences in, and changes to, economic, market and credit conditions; the impact on the valuation of Seacoast’s investments due to market volatility or counterparty payment risk, as well as the effect of a decline in stock market prices on our fee income from our wealth management business; statutory and regulatory dividend restrictions; increases in regulatory capital requirements for banking organizations generally; the risks of mergers, acquisitions and divestitures, including Seacoast’s ability to continue to identify acquisition targets, successfully acquire and integrate desirable financial institutions and realize expected revenues and revenue synergies, and limit deposit, customer and employee attrition; changes in technology or products that may be more difficult, costly, or less effective than anticipated; the timely development and acceptance of new products and services as well as risks (including reputational and litigation) attendant thereto, and perceived overall value of these products and services by users; risks associated with the development and use of artificial intelligence; the Company’s ability to identify and address increased cybersecurity risks, including those impacting vendors and other third parties which may be exacerbated by developments in generative artificial intelligence; fraud or misconduct by internal or external parties, which Seacoast may not be able to prevent, detect or mitigate; inability of Seacoast’s risk management framework to manage risks associated with the Company’s business; dependence on key suppliers or vendors to obtain equipment or services for the business on acceptable terms; reduction in or the termination of Seacoast’s ability to use the online- or mobile-based platform that is critical to the Company’s business growth strategy; the effects of war or other conflicts, regime change, civil unrest, acts of terrorism, natural disasters, including hurricanes in the Company’s footprint, health emergencies, epidemics or pandemics, or other catastrophic events that may affect general economic conditions and/or increase costs, including, but not limited to, property and casualty and other insurance costs; Seacoast’s ability to maintain adequate internal controls over financial reporting; potential or actual claims, damages, penalties, fines, costs, unexpected outcomes and reputational damage resulting from new, existing, pending or future litigation, regulatory proceedings and enforcement actions; the risks that deferred tax assets could be reduced if estimates of future taxable income from the Company’s operations and tax planning strategies are less than currently estimated, the results of tax audit findings, challenges to our tax positions, or adverse changes or interpretations of tax laws; the effects of competition (including the inability to grow, or attrition of deposits, customers, and employees) from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, non-bank financial technology providers, securities brokerage firms, insurance companies, private credit funds, money market and other mutual funds and other financial institutions; the failure of assumptions underlying the establishment of reserves for expected credit losses; impairment of our goodwill or other intangible assets, risks related to, and the costs associated with, environmental, social and governance matters (“ESG”) and anti-ESG matters, including the scope and pace of related rulemaking activity and disclosure requirements and potential litigation and enforcement; legislative, regulatory or supervisory actions related to so-called “de-banking,” including any new prohibitions, requirements or enforcement priorities that could affect customer relationships, compliance obligations, or operational practices; government actions or inactions, including a deterioration of the credit rating for U.S. long-term sovereign debt, actions that the U.S. government may take to avoid exceeding the debt ceiling, and uncertainties surrounding the federal budget and economic policy, including the impact of tariffs and trade policies; the risk that balance sheet, revenue growth, and loan growth expectations may differ from actual results; and other factors and risks described herein and under “Risk Factors” in any of the Company's subsequent reports filed with the SEC and available on its website at www.sec.gov.
All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in the Company’s annual report on Form 10-K for the year ended December 31, 2025 and in other periodic reports that the Company files with the SEC. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at www.sec.gov.

FINANCIAL HIGHLIGHTS				(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends

(Amounts in thousands, except ratios and per share data)	1Q'26	4Q'25	3Q'25	2Q'25	1Q'25

Summary of Earnings
Net income	$31,895	$34,260	$36,467	$42,687	$31,464
Adjusted net income[1]	67,777	47,741	45,164	44,466	32,102
Net interest income[2]	178,154	176,244	133,906	127,295	118,857
Net interest margin[2,3]	3.83%	3.66%	3.57%	3.58%	3.48%
Pre-tax pre-provision earnings[1]	$43,519	$75,141	$55,887	$60,236	$50,590
Adjusted pre-tax pre-provision earnings[1]	91,646	93,170	67,190	62,627	51,686

Performance Ratios
Return on average assets-GAAP basis[3]	0.62%	0.64%	0.88%	1.08%	0.83%
Adjusted return on average assets[1,3]	1.31	0.89	1.09	1.13	0.85
Return on average tangible assets-GAAP basis[3,4]	0.81	0.83	1.04	1.24	0.98
Adjusted return on average tangible assets[1,3,4]	1.55	1.10	1.26	1.29	1.00
Net adjusted noninterest expense to average tangible assets[1,3,4]	2.13	2.01	2.16	2.25	2.33
Return on average equity-GAAP basis[3]	4.69	4.99	6.17	7.60	5.76
Adjusted return on average equity[1,3]	9.96	6.95	7.64	7.92	5.88
Return on average tangible equity-GAAP basis[3,4]	8.51	9.05	10.70	12.82	10.17
Adjusted return on average tangible equity[1,3,4]	16.26	11.96	12.98	13.31	10.35
Efficiency ratio[5]	59.47	63.36	64.44	60.33	64.05
Adjusted efficiency ratio[1]	55.31	54.50	57.63	58.74	63.30
Noninterest income to total revenue (excluding securities gains/losses)	13.23	14.05	15.59	16.18	15.65
Tangible equity to tangible assets[4]	9.24	9.31	9.76	9.75	9.58
Average loan-to-deposit ratio	77.58	73.60	82.99	85.21	84.23
End of period loan-to-deposit ratio	76.09	77.78	83.84	84.96	83.17

Per Share Data
Earnings per common share-diluted-GAAP basis	$0.29	$0.31	$0.42	$0.50	$0.37
Earnings per common share-basic-GAAP basis	0.30	0.32	0.42	0.50	0.37
Adjusted earnings per common share-diluted[1]	0.62	0.44	0.52	0.52	0.38

Book value per common share	27.83	27.70	27.07	26.43	26.04
Book value per share, treating all convertible preferred shares as common[6]	28.10	27.99	27.07	26.43	26.04
Tangible book value per common share	15.33	15.14	17.61	17.19	16.71
Tangible book value per share, treating all convertible preferred shares as common[4,6]	16.90	16.72	17.61	17.19	16.71
Cash dividends declared on common and preferred stock[7]	0.19	0.19	0.18	0.18	0.18

Other Data
Full-time equivalent employees	1,949	1,962	1,601	1,522	1,518
Number of ATMs	192	191	103	98	98
Full-service banking offices	104	104	84	79	79

[1]Non-GAAP measure - see "Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.
[2]Calculated on a fully taxable equivalent basis using amortized cost.
[3]These ratios are stated on an annualized basis and are not necessarily indicative of future periods.
[4]The Company defines tangible assets as total assets less intangible assets and tangible equity as total shareholders' equity plus convertible preferred stock less intangible assets.
[5]Defined as noninterest expense less provision for credit losses on unfunded commitments and gains, losses, and expenses on foreclosed properties divided by net operating revenue (net interest income on a fully taxable equivalent basis plus noninterest income excluding securities gains and losses). Prior to the fourth quarter of 2025, the Company's presentation of the efficiency ratio excluded amortization expense on intangible assets. Prior periods have been updated to align with the current presentation.

[6]Calculated treating all convertible preferred shares as common. Each 1/1000th preferred share is convertible to one common share on the date a holder of preferred stock transfers such share of preferred stock to a non-affiliate of the holder. The Company believes a calculation presenting all convertible preferred shares as common provides useful supplemental information to the presentation of common share measures, as we anticipate they will be converted to common shares in the future.

7In the fourth quarter of 2025, non-voting convertible preferred shares were issued in connection with the VBI acquisition. Those shares earn dividends pro-rata with common shares, or $0.19 per 1/1000th preferred share.

CONSOLIDATED STATEMENTS OF INCOME				(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends

(Amounts in thousands, except per share data)	1Q'26	4Q'25	3Q'25	2Q'25	1Q'25

Interest and fees on loans	$185,731	$187,408	$161,913	$157,075	$150,640
Interest and dividends on securities:
Taxable	56,579	53,445	35,975	32,479	29,381
Nontaxable	3,512	3,293	44	33	34
Interest on interest-bearing deposits and other investments	4,884	11,914	4,780	3,760	4,200
Total Interest Income	250,706	256,060	202,712	193,347	184,255

Interest on deposits	44,586	49,988	43,133	40,633	43,626
Interest on time certificates	17,583	20,914	16,341	15,120	14,973
Interest on borrowed money	12,067	10,531	9,770	10,730	7,139
Total Interest Expense	74,236	81,433	69,244	66,483	65,738

Net Interest Income	176,470	174,627	133,468	126,864	118,517
Provision for credit losses	761	29,260	8,371	4,379	9,250
Net Interest Income After Provision for Credit Losses	175,709	145,367	125,097	122,485	109,267

Noninterest income (loss):
Service charges on deposit accounts	6,912	6,472	6,194	5,540	5,180
Wealth management income	5,777	5,540	4,578	4,196	4,248
Mortgage banking income	2,166	3,108	517	685	404
Interchange income	2,067	2,483	2,008	1,895	1,807
Insurance agency income	1,790	1,191	1,481	1,289	1,620
BOLI income	2,617	2,687	3,875	3,380	2,468
Other	5,585	7,066	6,006	7,497	6,257
Total Noninterest Income Before Securities Gains (Losses)	26,914	28,547	24,659	24,482	21,984
Securities (losses) gains, net	(39,528)	84	(841)	39	196
Total Noninterest (Loss) Income	(12,614)	28,631	23,818	24,521	22,180

Noninterest expense:
Salaries and employee benefits	62,645	62,432	53,697	52,544	51,109
Outsourced data processing costs	11,995	11,257	9,337	8,525	8,504
Occupancy	9,235	9,330	7,627	7,483	7,350
Furniture and equipment	2,821	2,935	2,233	2,125	2,128
Marketing	3,467	3,149	2,509	2,958	2,748
Legal and professional fees	3,170	2,106	1,674	2,071	2,740
FDIC assessments	3,195	2,876	2,414	2,108	2,194
Amortization of intangibles	10,098	10,374	6,005	5,131	5,309
Other real estate owned expense and net loss (gain) on sale	63	(29)	(346)	8	241
Provision for credit losses on unfunded commitments	150	812	150	150	150
Merger and integration costs	8,536	18,142	10,808	2,422	1,051
Other	6,796	7,162	5,879	6,205	7,073
Total Noninterest Expense	122,171	130,546	101,987	91,730	90,597

Income Before Income Taxes	40,924	43,452	46,928	55,276	40,850
Provision for income taxes	9,029	9,192	10,461	12,589	9,386

Net Income	31,895	34,260	36,467	42,687	31,464
Preferred stock dividends	2,138	2,138	—	—	—

Net Income Available to Common Shareholders	$29,757	$32,122	$36,467	$42,687	$31,464

Share Data
Net income per share of common stock
Diluted	$0.29	$0.31	$0.42	$0.50	$0.37
Diluted, treating all convertible preferred shares as common[1]	0.29	0.31	0.42	0.50	0.37
Basic	$0.30	$0.32	$0.42	$0.50	$0.37

Average common shares outstanding
Diluted	97,838	97,761	87,425	85,479	85,388
Additional common shares treating all convertible preferred shares as common[1]	11,250	11,250	—	—	—
Diluted, treating all convertible preferred shares as common[1]	109,088	109,011	87,425	85,479	85,388
Basic	96,840	96,816	86,619	84,903	84,648

[1]Non-GAAP measure - see "Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.

CONSOLIDATED BALANCE SHEETS			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	March 31,	December 31,	September 30,	June 30,	March 31,
(Amounts in thousands)	2026	2025	2025	2025	2025

Assets
Cash and due from banks	$201,308	$181,429	$173,954	$181,565	$191,467
Interest-bearing deposits with other banks	607,071	207,116	132,040	150,863	309,105
Total cash and cash equivalents	808,379	388,545	305,994	332,428	500,572

Time deposits with other banks	2,490	14,424	30,852	1,494	1,494

Debt Securities:
Securities available-for-sale (at fair value)	5,069,260	5,164,567	3,212,080	2,866,185	2,627,959
Securities held-to-maturity (at amortized cost)	576,155	586,178	598,604	613,312	624,650
Total debt securities	5,645,415	5,750,745	3,810,684	3,479,497	3,252,609

Loans held for sale	18,188	16,297	10,841	8,610	16,016

Loans	12,641,432	12,627,984	10,964,173	10,608,824	10,443,021
Less: Allowance for credit losses	(176,252)	(178,803)	(147,453)	(142,184)	(140,267)
Loans, net of allowance for credit losses	12,465,180	12,449,181	10,816,720	10,466,640	10,302,754

Bank premises and equipment, net	159,368	160,139	115,392	107,256	108,478
Goodwill	1,034,997	1,034,735	754,645	732,417	732,417
Other intangible assets, net	184,980	195,704	76,291	61,328	66,372
Bank owned life insurance	333,174	330,563	323,214	312,860	311,453
Net deferred tax assets	62,300	66,579	74,683	87,328	93,595
Other assets	430,676	435,419	357,588	355,097	346,725
Total Assets	$21,145,147	$20,842,331	$16,676,904	$15,944,955	$15,732,485

Liabilities
Deposits
Noninterest demand	$4,176,854	$3,897,985	$3,611,920	$3,376,941	$3,492,491
Interest-bearing demand	4,057,493	3,993,225	2,753,463	2,518,857	2,734,260
Savings	979,633	974,694	615,566	557,472	534,991
Money market	5,205,762	5,141,519	4,396,458	4,111,789	4,154,682
Time deposits	2,218,207	2,248,920	1,712,912	1,932,539	1,658,372
Total Deposits	16,637,949	16,256,343	13,090,319	12,497,598	12,574,796

Securities sold under agreements to repurchase	377,460	389,003	236,247	186,090	201,128
Federal Home Loan Bank borrowings	775,000	835,000	690,000	715,000	465,000
Long-term debt, net	112,836	112,761	107,464	107,298	107,132
Other liabilities	181,127	193,437	174,742	167,404	154,689
Total Liabilities	18,084,372	17,786,544	14,298,772	13,673,390	13,502,745

Convertible Preferred Stock	343,125	343,125	—	—	—

Shareholders' Equity
Common stock	9,878	9,873	8,864	8,673	8,633
Additional paid in capital	2,202,879	2,197,549	1,891,111	1,832,158	1,828,234
Retained earnings	614,853	603,793	590,384	569,833	542,665
Less: Treasury stock	(31,373)	(21,358)	(20,804)	(20,792)	(19,072)
Total Shareholders' Equity Before Accumulated Other Comprehensive Loss	2,796,237	2,789,857	2,469,555	2,389,872	2,360,460
Accumulated other comprehensive loss, net	(78,587)	(77,195)	(91,423)	(118,307)	(130,720)
Total Shareholders' Equity	2,717,650	2,712,662	2,378,132	2,271,565	2,229,740
Total Liabilities, Convertible Preferred Stock and Shareholders' Equity	$21,145,147	$20,842,331	$16,676,904	$15,944,955	$15,732,485

Common shares outstanding	97,665	97,928	87,856	85,948	85,618
Additional common shares treating all convertible preferred shares as common[1]	11,250	11,250	—	—	—
Total common shares outstanding, treating all convertible preferred shares as common	108,915	109,178	87,856	85,948	85,618

[1]Each 1/1000th preferred share is convertible to one common share on the date a holder of preferred stock transfers such share of preferred stock to a non-affiliate of the holder.

CONSOLIDATED QUARTERLY FINANCIAL DATA			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends

(Amounts in thousands)	1Q'26	4Q'25	3Q'25	2Q'25	1Q'25

Credit Analysis
Net charge-offs	$3,312	$936	$3,208	$2,462	$7,038
Net charge-offs to average loans	0.11%	0.03%	0.12%	0.09%	0.27%

Allowance for credit losses	$176,252	$178,803	$147,453	$142,184	$140,267

Non-acquired loans at end of period	9,315,395	9,067,802	8,415,612	8,071,619	7,752,532
Acquired loans at end of period	3,326,037	3,560,182	2,548,561	2,537,205	2,690,489
Total Loans	$12,641,432	$12,627,984	$10,964,173	$10,608,824	$10,443,021

Total allowance for credit losses to total loans at end of period	1.39%	1.42%	1.34%	1.34%	1.34%
Purchase discount on acquired loans at end of period	3.99	4.04	3.86	4.10	4.25

End of Period
Nonperforming loans	$95,032	$72,001	$60,562	$64,198	$71,018
Other real estate owned	4,250	4,250	5,085	5,335	7,176
Total Nonperforming Assets	$99,282	$76,251	$65,647	$69,533	$78,194

Nonperforming Loans to Loans at End of Period	0.75%	0.57%	0.55%	0.61%	0.68%

Nonperforming Assets to Total Assets at End of Period	0.47	0.37	0.39	0.44	0.50

Loans	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025

Construction and land development	$745,362	$723,930	$616,475	$603,079	$618,493
Commercial real estate - owner occupied	2,021,885	2,043,625	1,898,704	1,778,930	1,713,579
Commercial real estate - non-owner occupied	4,178,003	4,254,992	3,766,541	3,624,528	3,513,400
Residential real estate	3,162,509	3,098,859	2,694,794	2,678,042	2,653,012
Commercial and financial	2,353,118	2,320,989	1,807,932	1,741,158	1,753,090
Consumer	180,555	185,589	179,727	183,087	191,447
Total Loans	$12,641,432	$12,627,984	$10,964,173	$10,608,824	$10,443,021

AVERAGE BALANCES, INTEREST INCOME AND EXPENSES, YIELDS AND RATES [1]						(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	1Q'26			4Q'25			1Q'25
	Average		Yield/	Average		Yield/	Average		Yield/
(Amounts in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Assets
Earning assets:
Securities:
Taxable	$5,358,307	$56,579	4.28%	$5,239,026	$53,445	4.05%	$3,073,108	$29,381	3.88%
Nontaxable	333,382	4,700	5.72	314,355	4,407	5.56	5,436	41	3.06
Total Securities	5,691,689	61,279	4.37	5,553,381	57,852	4.13	3,078,544	29,422	3.88

Federal funds sold	311,936	2,740	3.56	987,626	9,828	3.95	265,503	2,945	4.50
Interest-bearing deposits with other banks and other investments	188,891	2,144	4.60	194,680	2,086	4.25	105,195	1,254	4.83

Total Loans, net[2]	12,671,180	186,227	5.96	12,374,373	187,910	6.02	10,383,497	150,973	5.90

Total Earning Assets	18,863,696	252,390	5.43%	19,110,060	257,676	5.35%	13,832,739	184,594	5.41%

Allowance for credit losses	(179,455)			(173,790)			(138,300)
Cash and due from banks	180,639			153,584			158,750
Bank premises and equipment, net	163,528			161,761			108,651
Intangible assets	1,225,602			1,226,495			801,687
Bank owned life insurance	331,529			328,830			309,831
Other assets including deferred tax assets	339,388			396,451			322,284

Total Assets	$20,924,927			$21,203,391			$15,395,642

Liabilities, Convertible Preferred Stock & Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand	$3,986,616	$11,529	1.17%	$4,143,038	$13,840	1.33%	$2,706,065	$11,069	1.66%
Savings	972,525	1,260	0.53	966,266	1,265	0.52	529,711	698	0.53
Money market	5,176,998	31,797	2.49	5,250,174	34,883	2.64	4,149,460	31,859	3.11
Time deposits	2,181,476	17,583	3.27	2,367,485	20,914	3.50	1,647,938	14,973	3.68
Securities sold under agreements to repurchase	348,582	1,853	2.16	395,271	2,280	2.29	201,271	1,357	2.73
Federal Home Loan Bank borrowings	847,225	8,429	4.03	623,750	6,711	4.27	382,836	4,081	4.32
Long-term debt, net and other	112,818	1,785	6.42	108,459	1,540	5.63	107,038	1,700	6.44

Total Interest-Bearing Liabilities	13,626,240	74,236	2.21%	13,854,443	81,433	2.33%	9,724,319	65,737	2.74%

Noninterest demand	4,015,315			4,086,062			3,294,149
Other liabilities	179,591			195,553			162,179
Total Liabilities	17,821,146			18,136,058			13,180,647

Convertible preferred stock	343,125			343,125			—

Shareholders' equity	2,760,656			2,724,208			2,214,995

Total Liabilities, Convertible Preferred Stock & Equity	$20,924,927			$21,203,391			$15,395,642

Cost of deposits			1.54%			1.67%			1.93%
Cost of funds[3]			1.71			1.80			2.05
Interest expense as a % of earning assets			1.60			1.69			1.93
Net interest income as a % of earning assets		$178,154	3.83%		$176,243	3.66%		$118,857	3.48%

1On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.
[2]Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.
[3]Total interest expense as a percentage of total interest-bearing liabilities and noninterest demand deposits.

CONSOLIDATED QUARTERLY FINANCIAL DATA			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	March 31,	December 31,	September 30,	June 30,	March 31,
(Amounts in thousands)	2026	2025	2025	2025	2025

Customer Relationship Funding
Noninterest demand
Commercial	$3,328,553	$3,053,115	$2,933,228	$2,717,688	$2,830,497
Retail	676,152	672,779	508,204	509,539	536,661
Public funds	95,841	112,548	96,396	81,448	64,184
Other	76,308	59,543	74,092	68,266	61,149
Total Noninterest Demand	4,176,854	3,897,985	3,611,920	3,376,941	3,492,491

Interest-bearing demand
Commercial	1,627,444	1,534,289	1,586,997	1,466,184	1,520,186
Retail	2,126,907	2,047,462	976,318	838,340	881,282
Public funds	303,142	411,474	190,148	214,333	332,792
Total Interest-Bearing Demand	4,057,493	3,993,225	2,753,463	2,518,857	2,734,260

Total transaction accounts
Commercial	4,955,997	4,587,404	4,520,225	4,183,872	4,350,683
Retail	2,803,059	2,720,241	1,484,522	1,347,879	1,417,943
Public funds	398,983	524,022	286,544	295,781	396,976
Other	76,308	59,543	74,092	68,266	61,149
Total Transaction Accounts	8,234,347	7,891,210	6,365,383	5,895,798	6,226,751

Savings
Commercial	40,481	43,189	43,102	45,531	42,879
Retail	939,152	931,505	572,464	511,941	492,112
Total Savings	979,633	974,694	615,566	557,472	534,991

Money market
Commercial	2,396,144	2,334,255	2,303,584	2,073,098	1,999,540
Retail	2,609,435	2,584,398	1,898,375	1,853,398	1,967,239
Public funds	200,183	222,866	194,499	185,293	187,903
Total Money Market	5,205,762	5,141,519	4,396,458	4,111,789	4,154,682

Brokered time certificates	209,281	120,865	189,561	515,303	262,461
Time deposits	2,008,926	2,128,055	1,523,351	1,417,236	1,395,911
Total Time Deposits	2,218,207	2,248,920	1,712,912	1,932,539	1,658,372
Total Deposits	16,637,949	16,256,343	13,090,319	12,497,598	12,574,796

Securities sold under agreements to repurchase	377,460	389,003	236,247	186,090	201,128

Total customer funding[1]	$16,806,128	$16,524,481	$13,137,005	$12,168,385	$12,513,463

[1]Total deposits and securities sold under agreements to repurchase, excluding brokered deposits. Securities sold under agreements to repurchase consists of customer sweep accounts.

Explanation of Certain Unaudited Non-GAAP Financial Measures
This presentation contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance. The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance and if not provided would be requested by the investor community. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might define or calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP.

GAAP TO NON-GAAP RECONCILIATION			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends

(Amounts in thousands, except per share data)	1Q'26	4Q'25	3Q'25	2Q'25	1Q'25

Net income	$31,895	$34,260	$36,467	$42,687	$31,464

Total noninterest (loss) income	(12,614)	28,631	23,818	24,521	22,180
Securities losses (gains), net	39,528	(84)	841	(39)	(196)
Total adjusted noninterest income	26,914	28,547	24,659	24,482	21,984
Total noninterest expense	122,171	130,546	101,987	91,730	90,597
Merger and integration costs	(8,536)	(18,142)	(10,808)	(2,422)	(1,051)
Adjusted noninterest expense	113,635	112,404	91,179	89,308	89,546
Income taxes	9,029	9,192	10,461	12,589	9,386
Tax effect of adjustments	12,182	4,577	2,952	604	217
Adjusted income taxes	21,211	13,769	13,413	13,193	9,603
Adjusted net income	67,777	47,741	45,164	44,466	32,102

Earnings per common share-diluted, as reported	0.29	0.31	0.42	0.50	0.37
Adjusted earnings per common share-diluted	$0.62	$0.44	$0.52	$0.52	$0.38

Average common shares-diluted	97,838	97,761	87,425	85,479	85,388
Average preferred shares, treating all convertible preferred shares as common	11,250	11,250	—	—	—
Average common shares-diluted, treating all convertible preferred shares as common	109,088	109,011	87,425	85,479	85,388

Adjusted noninterest expense	$113,635	$112,404	$91,179	$89,308	$89,546
Provision for credit losses on unfunded commitments	(150)	(812)	(150)	(150)	(150)
Other real estate owned expense and net (loss) gain on sale	(63)	29	346	(8)	(241)
Amortization of intangibles	(10,098)	(10,374)	(6,005)	(5,131)	(5,309)
Net adjusted noninterest expense	103,324	101,247	85,370	84,019	83,846
Average tangible assets	$19,699,325	$19,976,896	$15,658,723	$15,004,763	$14,593,955
Net adjusted noninterest expense to average tangible assets	2.13%	2.01%	2.16%	2.25%	2.33%

Net revenue	$163,856	$203,258	$157,286	$151,385	$140,697
Total adjustments to net revenue	39,528	(84)	841	(39)	(196)
Impact of FTE adjustment	1,684	1,617	438	431	340
Adjusted net revenue on a FTE basis	$205,068	$204,791	$158,565	$151,777	$140,841
Adjusted efficiency ratio	55.31%	54.50%	57.63%	58.74%	63.30%

Net interest income	$176,470	$174,627	$133,468	$126,864	$118,517
Impact of FTE adjustment	1,684	1,617	438	431	340
Net interest income including FTE adjustment	178,154	176,244	133,906	127,295	118,857
Total noninterest (loss) income	(12,614)	28,631	23,818	24,521	22,180
Total noninterest expense less provision for credit losses on unfunded commitments	122,021	129,734	101,837	$91,580	90,447
Pre-tax pre-provision earnings	43,519	75,141	55,887	60,236	50,590
Total adjustments to noninterest (loss) income	39,528	(84)	841	(39)	(196)
Total adjustments to noninterest expense including other real estate owned expense and net (loss) gain on sale	8,599	18,113	10,462	2,430	1,292
Adjusted pre-tax pre-provision earnings	$91,646	$93,170	$67,190	$62,627	$51,686

GAAP TO NON-GAAP RECONCILIATION			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends

(Amounts in thousands, except per share data)	1Q'26	4Q'25	3Q'25	2Q'25	1Q'25

Average assets	$20,924,927	$21,203,391	$16,486,017	$15,801,194	$15,395,642
Less average goodwill and intangible assets	(1,225,602)	(1,226,495)	(827,294)	(796,431)	(801,687)
Average tangible assets	$19,699,325	$19,976,896	$15,658,723	$15,004,763	$14,593,955

Return on average assets (ROA)	0.62%	0.64%	0.88%	1.08%	0.83%
Impact of other adjustments for adjusted net income	0.69	0.25	0.21	0.05	0.02
Adjusted ROA	1.31	0.89	1.09	1.13	0.85

ROA	0.62	0.64	0.88	1.08	0.83
Impact of removing average intangible assets and related amortization	0.19	0.19	0.16	0.16	0.15
Return on average tangible assets (ROTA)	0.81	0.83	1.04	1.24	0.98
Impact of other adjustments for adjusted net income	0.74	0.27	0.22	0.05	0.02
Adjusted ROTA	1.55	1.10	1.26	1.29	1.00

Return on average equity (ROE)	4.69	4.99	6.17	7.60	5.76
Impact of other adjustments for adjusted net income	5.27	1.96	1.47	0.32	0.12
Adjusted ROE	9.96%	6.95%	7.64%	7.92%	5.88%

Average shareholders' equity	$2,760,656	$2,724,208	$2,345,233	$2,252,208	$2,214,995
Average convertible preferred stock	343,125	343,125	—	—	—
Less average goodwill and intangible assets	(1,225,602)	(1,226,495)	(827,294)	(796,431)	(801,687)
Average tangible equity	$1,878,179	$1,840,838	$1,517,939	$1,455,777	$1,413,308

Return on average shareholders' equity	4.69%	4.99%	6.17%	7.60%	5.76%
Impact of adding convertible preferred stock and removing average intangible assets and related amortization	3.82	4.06	4.53	5.22	4.41
Return on average tangible equity (ROTE)	8.51	9.05	10.70	12.82	10.17
Impact of other adjustments for adjusted net income	7.75	2.91	2.28	0.49	0.18
Adjusted ROTE	16.26%	11.96%	12.98%	13.31%	10.35%

Loan interest income[1]	$186,227	$187,910	$162,341	$157,499	$150,973
Accretion on acquired loans	(12,094)	(10,645)	(9,543)	(10,583)	(8,221)
Loan interest income excluding accretion on acquired loans[1]	$174,133	$177,265	$152,798	$146,916	$142,752

Yield on loans[1]	5.96%	6.02%	5.96%	5.98%	5.90%
Impact of accretion on acquired loans	(0.39)	(0.34)	(0.35)	(0.40)	(0.32)
Yield on loans excluding accretion on acquired loans[1]	5.57%	5.68%	5.61%	5.58%	5.58%

Net interest income[1]	$178,154	$176,244	$133,906	$127,295	$118,857
Accretion on acquired loans	(12,094)	(10,645)	(9,543)	(10,583)	(8,221)
Net interest income excluding accretion on acquired loans[1]	$166,060	$165,599	$124,363	$116,712	$110,636

Net interest margin[1]	3.83%	3.66%	3.57%	3.58%	3.48%
Impact of accretion on acquired loans	(0.26)	(0.22)	(0.25)	(0.29)	(0.24)
Net interest margin excluding accretion on acquired loans[1]	3.57%	3.44%	3.32%	3.29%	3.24%

Securities interest income[1]	$61,279	$57,852	$36,029	$32,519	$29,422
Tax equivalent adjustment on securities	(1,188)	(1,114)	(10)	(7)	(7)
Securities interest income excluding tax equivalent adjustment[1]	60,091	56,738	36,019	32,512	29,415

Loan interest income[1]	186,227	187,910	162,341	157,499	150,973
Tax equivalent adjustment on loans	(496)	(503)	(428)	(424)	(333)
Loan interest income excluding tax equivalent adjustment	185,731	187,407	161,913	157,075	150,640

Net interest income[1]	178,154	176,243	133,906	127,295	118,857
Tax equivalent adjustment on securities	(1,188)	(1,114)	(10)	(7)	(7)
Tax equivalent adjustment on loans	(496)	(503)	(428)	(424)	(333)
Net interest income excluding tax equivalent adjustments	$176,470	$174,626	$133,468	$126,864	$118,517

1On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.